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                                      EXHIBIT 99


                         GLOBAL BROADCASTING UNABLE TO CLOSE
                           PURCHASE OF RADIO STATIONS FROM
                               CHILDREN'S BROADCASTING


     MINNEAPOLIS, MN., JAN 27 -- Children's Broadcasting Corporation ("CBC") (Nasdaq NMS: AAHS) announced today that Global Broadcasting Company, Inc. ("Global") has not closed upon the purchase of CBC's radio stations within the time provided under the purchase agreement between the parties.

     "We believe great interest exists in the stations and we will explore all options available to us including continued discussions with Global, which has expressed a strong desire to conclude this transaction," said Christopher T. Dahl, CBC's Chief Executive Officer. "Other alternatives include a sale of all or some of the stations, entering into Local Marketing Agreements (LMAs) with all or some of the stations, and/or formatting some or all of the stations."

     CBC noted that it had engaged Peter Handy of Star Media Group, Inc., to act as broker in connection with the sale or LMA of the stations.

     Children's Broadcasting Corporation, the creator of "Aahs World Radio-sm" a live, 24-hour satellite radio network and multi-media concept for today's kids and families, is the owner of 40.7% of the outstanding shares of Harmony Holdings, Inc. (Nasdaq: HAHO), one of the largest television commercial production companies in the U.S.